As filed with the Securities and Exchange Commission on September 16,
1994

                                  Registration No. 33-___________


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                  -----------------------------
                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                 ------------------------------

               COLUMBIA/HCA HEALTHCARE CORPORATION
     (Exact name of Registrant as specified in its charter)

             Delaware                       75-2497104
  (State or other jurisdiction          (I.R.S. Employer
  of incorporation or organization)     Identification No.)

                      201 West Main Street
                   Louisville, Kentucky 40202
       (Address of Principal Executive Offices, Zip Code)

             New England Critical Care, Incorporated
                1982 Incentive Stock Option Plan

                   Medical Care America, Inc.
                1985 Employees Stock Option Plan

             New England Critical Care, Incorporated
                1987 Incentive Stock Option Plan

             New England Critical Care, Incorporated
                1988 Directors Stock Option Plan

             New England Critical Care, Incorporated
                1988 Employees Stock Option Plan

             New England Critical Care, Incorporated
                1989 Employees Stock Option Plan

             New England Critical Care, Incorporated
                1990 Employees Stock Option Plan

                   Critical Care America, Inc.
                1991 Long-Term Stock Option Plan

                   Medical Care America, Inc.
                1983 Executive Stock Option Plan

                         Care Plus, Inc.
                  Executive Stock Purchase Plan

                         Care Plus, Inc.
            Medical Advisory Board Stock Option Plan

                         Care Plus, Inc.
              1988 Non-Qualified Stock Option Plan

                        Medivision, Inc.
           1984 Non-Qualified Common Stock Option Plan

                1981 Incentive Stock Option Plan
                               of
                        Medical 21 Corp.

                Medical Care International, Inc.
              1985 Non-Qualified Stock Option Plan

                Medical Care International, Inc.
    1989 Restricted Stock and Non-Qualified Stock Option Plan

                Medical Care International, Inc.
    1991 Restricted Stock and Non-Qualified Stock Option Plan

                   Medical Care America, Inc.
    1994 Restricted Stock and Non-Qualified Stock Option Plan

                   Medical Care America, Inc.
            Directors Non-Qualified Stock Option Plan

                    (Full title of the plans)

                        STEPHEN T. BRAUN
            Senior Vice President and General Counsel
               Columbia/HCA Healthcare Corporation
                      201 West Main Street
                   Louisville, Kentucky 40202
                         (502) 572-2000
    (Name, address and telephone number of agent for service)

                 CALCULATION OF REGISTRATION FEE

- -----------------------------------------------------------------------
                            Proposed
                            Maximum       Proposed
Title of                    Offering      Maximum          Amount
Securities    Amount        Price         Aggregate            of
To Be         To Be         Per           Offering   Registration
Registered    Registered(1) Share(2)      Price               Fee
- -----------------------------------------------------------------------
Common Stock
Par Value
$.01 per share 1,356,316    $41.9375      $56,880,502     $19,614
- -----------------------------------------------------------------------
(1) Plus such additional shares as may become issuable by reason of anti-dilution provisions in the Plans. The shares represent the number of shares of the Registrant's Common Stock which may be issued upon exercise of options or the grant of restricted stock awards under the Plans.

(2) The Prices stated above are estimated solely for the purpose of determining the registration fee pursuant to Rule 457 and are based on the average of the high and low prices of the Registrant's Common Stock on the New York Stock Exchange, Inc. on September 14, 1994, as reported by the Wall Street Journal. The average high and low price was $41.9375.

                             PART II

Item 3.  Incorporation of Documents by Reference

     The following documents shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such document:

     (a) The Registrant's latest Annual Report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, or if the financial statements therein are more current, the Registrant's latest prospectus, other than the prospectus of which this document is a part, filed pursuant to Rule 424(b) of the Securities Exchange Commission under the Securities Act of 1933.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report referred to in paragraph
     (a) above.

     (c) The description of the Common Stock contained in the Registrant's registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of any post-effective amendment which indicates that all stock offered has been sold or which deregisters all stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of their filing. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interest of Named Experts and Counsel

     The validity of the issuance of the shares of Common Stock being offered by the Registration Statement will be passed upon for the Registrant by Stephen T. Braun, Senior Vice President and General Counsel of the Registrant. As of June 30, 1994, Mr. Braun owned approximately 1,072 shares and had stock options to purchase
94,500 shares of Common Stock of the Registrant.

Item 6.  Indemnification of Directors and Officers

     The Registrant's Restated Certificate of Incorporation provides that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she was a director or officer of the Registrant (or was serving at the request of the Registrant as a director, officer, employee or agent for another entity) will be indemnified and held harmless by the Registrant, to the full extent authorized by the Delaware General Corporation Law.

     Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     The Registrant's Restated Certificate of Incorporation provides that to the fullest extent permitted by Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Delaware General Corporation Law permits Delaware corporations to include in their certificates of incorporation a provision eliminating or limiting director liability for monetary damages arising from breaches of their fiduciary duty. The only limitations imposed under the statute are that the provision may not eliminate or limit a director's liability (i) for breaches of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or known violations of law, (iii) for the payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) for transactions in which the director received an improper personal benefit.

     The Registrant is insured against liabilities which it may incur by reason of its indemnification of officers and directors in accordance with its Restated Certificate of Incorporation. In addition, directors and officers are insured, at the Registrant's expense, against certain liabilities that might arise out of their employment and are not subject to indemnification under the Restated Certificate of Incorporation.

     The foregoing summaries are necessarily subject to the complete text of the statutes, Restated Certificate of Incorporation and agreements referred to above and are qualified in their entirety by reference thereto.

Item 7.  Exemption From Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.  Undertakings

     (a) The undersigned Registrant hereby undertakes:

     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on the 15th day of September, 1994.


                         COLUMBIA/HCA HEALTHCARE CORPORATION

                   By:   Stephen T. Braun
                         Senior Vice President and
                         General Counsel

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to the Registration Statement appears below hereby appoints Stephen T. Braun, David C. Colby and Richard A. Lechleiter and each of them, any one of whom may act without the joinder of the others, as his or her attorney-in-fact to execute in the name and on behalf of any such person, individually and in the capacity stated below, and to file all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions in this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Signature             Title                          Date

Thomas F. Frist Jr.,M.D. Chairman of the Board       September 12, 1994


Richard L. Scott         President, and Chief        September 15, 1994
                         Executive Officer
                         (Principal Executive
                          Officer) and Director

David C. Colby           Senior Vice President,      September 15, 1994
                         Chief Financial Officer
                         and Treasurer(Principal
                         Financial Officer)

Richard A. Lechleiter    Vice President and          September 15, 1994
                         Controller
                         (Principal Accounting
                          Officer)

Magdalena Averhoff, M.D. Director                    September 9, 1994

J. David Grissom         Director                    September 15, 1994

Ethan Jackson            Director                    September 9, 1994

Signature                Title                       Date

Charles J. Kane          Director                    September 15, 1994

John W. Landrum          Director                    September 15, 1994

T. Michael Long          Director                    September 15,1994

Darla D. Moore           Director                    September 9, 1994

Rodman W. Moorhead III   Director                    September 15, 1994

Carl F. Pollard          Director                    September 15, 1994

Carl E. Reichardt        Director                    September 15, 1994

Frank S. Royal, M.D.     Director                    September 15, 1994

Robert D. Walter         Director                    September 11, 1994

William T. Young         Director                    September 15, 1994

                          INDEX TO EXHIBITS

Exhibits


4.1    Restated Certificate of Incorporation of Registrant (filed as
       Exhibit 3(a) to the Registrant's Current Report on Form 8-K dated February 11, 1994, and incorporated herein by reference).

4.2(a) By-laws of Registrant (filed as Exhibit 2.2 to the Registrant's
       Registration Statement on Form 8-A dated August 31, 1993, and incorporated herein by reference).

4.2(b) Amendment to By-laws of Registrant (filed as Exhibit 3(b).1 to
       Registrant's Current Report on Form 8-K dated February 11, 1994, and incorporated herein by reference).

4.3 Specimen Certificate for shares of Common Stock, par value $.01 per share, of the Registrant (filed as Exhibit 4.1 to the Registrant's Form SE to Form 10-K for the fiscal year ended December 31, 1993, and incorporated herein by reference).

4.4 Columbia Hospital Corporation 9% Subordinated Mandatory Convertible Note Due June 30, 1999 (filed as Exhibit 4.4 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1990, and incorporated herein by reference).

4.5 Registration Rights Agreement between the Registrant and The 1818 Fund, L.P. dated March 18, 1991 (filed as Exhibit 4.5 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1990, and incorporated herein by reference).

4.6 Securities Purchase Agreement by and between the Registrant and The 1818 Fund, L.P. dated as of March 18, 1991 (filed as Exhibit 4.6 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1990, and incorporated herein by reference).

4.7 Warrant to purchase shares of Common Stock, par value $.01 per share, of the Registrant (filed as Exhibit 4.7 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1990, and incorporated herein by reference).

4.8 Registration Rights Agreement dated as of March 16, 1989, by and among HCA-Hospital Corporation of America and the persons listed on the signature pages thereto (filed as Exhibit (g)(24) to Amendment No. 3 to the Schedule 13E-3 filed by HCA-Hospital Corporation of America, Hospital Corporation of America and The HCA Profit Sharing Plan on March 22, 1989, and incorporated herein by reference).

4.9 Assignment and Assumption Agreement dated as of February 10, 1994, between HCA-Hospital Corporation of America and the Registrant relating to the Registration Rights Agreement, as amended (filed as Exhibit 4.7 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, and incorporated herein by reference).

4.10 Amended and Restated Rights Agreement dated February 10, 1994 between the Registrant and Mid-America Bank of Louisville and Trust Company (filed as Exhibit 4.8 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, and incorporated herein by reference).

4.11 $1 Billion Credit Agreement dated as of February 10, 1994, among the Registrant, the Several Banks and Other Financial Institutions, and Chemical Bank as Agent and as CAF Loan Agent (filed as Exhibit
       4.9 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, and incorporated herein by reference).

4.12 $2 Billion Credit Agreement dated as of February 10, 1994, among the Registrant, the Several Banks and Other Financial Institutions, and Chemical Bank as Agent and as CAF Loan Agent (filed as Exhibit
       4.10 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, and incorporated herein by reference).

4.13 Indenture dated as of December 15, 1993 between the Registrant and The First National Bank of Chicago, as Trustee (filed as Exhibit
       4.11 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, and incorporated herein by reference).

5 Opinion of Stephen T. Braun, Senior Vice President and General Counsel of the Registrant, as to the validity of the securities registered herein.

23.1 Consent of Stephen T. Braun, Senior Vice President and General Counsel of the Registrant, included in 5 above.

23.2   Consent of Ernst & Young.

24 Power of Attorney (included on the signature page of this Registration Statement).